Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83014) of MICROS Systems, Inc. of our report dated June 6, 2003 relating to the financial statements of MICROS Systems, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Baltimore, MD
June 25, 2003